Exhibit 99

1.  Name and Address of Reporting Person:

    Time Warner Inc.

2.  Issuer Name and Ticker or Trading Symbol:

    America Online Latin America, Inc. (AOLA)

3.  Statement for Month/Day/Year
    03/31/2004

This Form 4 is being filed on
behalf of both Time Warner
Inc. ("Time Warner") and
America Online, Inc. ("AOL"),
a wholly-owned subsidiary of
Time Warner.  The designated
filer of this Form 4 is Time
Warner.  AOL's address is 22000
AOL Way, Dulles, Virginia 20166.

America Online, Inc.

/s/ 	Brenda C. Karickhoff
By:	Brenda C. Karickhoff
Its:	Vice President